Exhibit 3.1

BYLAWS, AS AMENDED AND RESTATED,

OF

RUBY TUESDAY, INC.

As amended and restated on June 30, 2017

INDEX

PAGE

Article I OFFICES		1

Article II STOCKHOLDERS' MEETINGS		1

II.1	Place of Meetings.	1
II.2	Annual Meetings.	1
II.3	Special Meetings.	1
II.4	Meetings Without Notice.	2
II.5	Voting.	2
II.6	Quorum; Required Vote; Adjournment and Postponement	3
II.7	Conduct of Meetings.	3
II.8	List of Stockholders.	4
II.9	Action Without Meeting.	4
II.10	Notice of Stockholder Proposals and Director Nominations.	4

Article III BOARD OF DIRECTORS		7

III.1	Powers.	7
III.2	Number, Qualification and Term.	7
III.3	Compensation.	7
III.4	Meetings and Quorum.	8
III.5	Executive Committee.	8
III.6	Other Committees.	9
III.7	Conference Telephone Meetings.	9
III.8	Action Without Meeting.	9

Article IV OFFICERS		10

IV.1	Titles and Election.	10
IV.2	Duties.	10
IV.3	Chief Executive Officer and Chief Operating Officer.	11
IV.4	Chief Financial Officer and Chief Accounting Officer.	11
IV.5	Delegation of Authority.	12
IV.6	Compensation.	12

Article V RESIGNATIONS, VACANCIES AND REMOVALS		12

V.1	Resignations.	12
V.2	Vacancies.	12
V.3	Removals.	12

Article VI CAPITAL STOCK		12

VI.1	Certificates of Stock.	13
VI.2	Transfer of Stock.	13
VI.3	Stock Transfer Records.	13
VI.4	Record Dates.	13
VI.5	Lost Certificates.	14

Article VII FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.		14

VII.1	Fiscal Year.	14
VII.2	Bank Deposits, Checks, Etc.	14

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Article VIII BOOKS AND RECORDS		14

VIII.1	Place of Keeping Books.	14
VIII.2	Examination of Books.	14

Article IX NOTICES		14

IX.1	Requirements of Notice.	14
IX.2	Waivers.	15

Article X SEAL		15

Article XI POWERS OF ATTORNEY		15

Article XII INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS		15

XII.1	Indemnified Actions.	15
XII.2	Indemnification Against Expenses of Successful Party.	15
XII.3	Advances of Expenses.	16
XII.4	Right of Agent to Indemnification Upon Application; Procedure Upon Application.	16
XII.5	Other Rights and Remedies.	16
XII.6	Insurance of Agents.	16
XII.7	Certain Definitions.	16
XII.8	Indemnification and Insurance of Other Persons.	17
XII.9	Survival of Indemnification.	17
XII.10	Savings Clause.	17

Article XIII AMENDMENTS		17

Article XIV FORUM FOR ADJUDICATION OF DISPUTES		17

ii

RUBY TUESDAY, INC.

BYLAWS, AS AMENDED AND RESTATED

Article I
OFFICES

The Corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located in or outside of the State of Georgia as the Board of Directors may from time to time determine.

Article II
STOCKHOLDERS' MEETINGS

II.1       Place of Meetings.

All meetings of stockholders shall be held at such place or places in or outside of the State of Georgia as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Georgia.

II.2       Annual Meetings.

(a)       The annual meeting of stockholders shall be held on such date and at such time as shall be determined by the Board of Directors from time to time for the purpose of electing directors and transacting such other business as may come properly before the annual meeting. No business may be transacted at an annual meeting of stockholders other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation who complies with the applicable provisions set forth in Article II.10 of these Bylaws and, if such business is the election of directors, who also complies with the procedures set forth in Article VII(a)(4) of the Articles of Incorporation of the Company (the “Articles of Incorporation”).

(b)       Written notice of the date, time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his or her address as it appears on the records of the Corporation not less than 10 nor more than 60 days prior to the scheduled date thereof, unless such notice is waived as provided by Article IX of these Bylaws.

II.3       Special Meetings.

(a)       A special meeting of stockholders may be called at any time by (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the President, or (iv) the Secretary upon the request of any stockholder or group of stockholders holding at least 25% of all the votes entitled to be cast (the “Special Meeting Percentage”) on the matter or matters proposed to be brought before the proposed special meeting; provided, however, that a special meeting requested by one or more stockholders pursuant to this Article II.3(a)(iv) (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if the stockholder(s) requesting such meeting provide the information set forth in this Article II.3 and otherwise comply with this Article II.3 and applicable Georgia law. No business may be transacted at a special meeting of stockholders other than business that is either (A) a Proposed Matter stated in a valid Special Meeting Request, (B) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (C) otherwise properly brought before a special meeting by or at the direction of the Board of Directors or the chairman of the meeting.

(b)       In order for a stockholder or group of stockholders to request a Stockholder Requested Special Meeting, a written request for a special meeting signed by stockholders entitled to vote not less than the Special Meeting Percentage (the “Special Meeting Request”) shall be delivered to the Secretary. The Special Meeting Request shall (i) set forth the purpose of the meeting, and the matters proposed to be acted on at the special meeting (the “Proposed Matters”), (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth the name and address as they appear in the Corporation’s books of each stockholder signing such request, and (iv) include the information required to be set forth in a notice under Article II.10(b) of these Bylaws as if the provisions of Article II.10(b) of these Bylaws applied to a special meeting of stockholders. Within 10 business days after receiving a Special Meeting Request, the Board of Directors shall determine whether such stockholder or group of stockholders has satisfied the requirements for calling a Stockholder Requested Special Meeting, and notify such requesting stockholder or group of stockholders of its determination. The determination of the validity of a Special Meeting Request shall be made by the Board of Directors and the date of such determination is referred to herein as the “Request Receipt Date.” Any requesting stockholder may revoke a request for a Stockholder Requested Special Meeting by written or electronic transmission delivered to the Secretary at any time following the giving of the Special Meeting Request.

(c)       Within 10 days following the Request Receipt Date, the Board of Directors shall fix the record date, meeting date and time, and location for the Stockholder Requested Special Meeting; provided, however, that a Stockholder Requested Special Meeting shall be called for a date not more than 90 days after the Request Receipt Date. Written notice of the date, time, place and specific purposes of such special meeting shall be given by mail to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation not less than 10 nor more than 60 days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

(d)       If none of the stockholders who submitted the Special Meeting Request appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e)       If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders (or their agents duly authorized in writing) representing less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary of the Corporation: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such Special Meeting Request written notice of any revocation of a Special Meeting Request, or (ii) if the notice of meeting has already been delivered and if the Secretary first sends to all requesting stockholders who have not revoked such Special Meeting Request written notice of any revocation of a Special Meeting Request and written notice of the Corporation’s intention to revoke the notice of the special meeting or for the chairman of the meeting to adjourn the special meeting without action on any Proposed Matter, (A) the Secretary may revoke the notice of the meeting at any time before the special meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on any Proposed Matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a special meeting shall be considered a request for a new special meeting.

II.4       Meetings Without Notice.

Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

II.5       Voting.

At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article VI.4 of these Bylaws, or if not so determined, as prescribed under the laws of the State of Georgia, shall be entitled to one vote for each share of common stock, or such other number of votes prescribed in the Articles of Incorporation for each share of stock other than common stock, standing of record in his name, subject to any restrictions or qualifications set forth in the Articles of Incorporation, and may vote either in person or by proxy.

A stockholder or his or her agent or attorney in fact may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form or by an electronic transmission. An electronic transmission must contain or be accompanied by information from which it can be determined that the stockholder, the stockholder’s agent or the stockholder’s attorney in fact authorized the electronic transmission.

II.6       Quorum; Required Vote; Adjournment and Postponement

(a)       At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, and may adjourn or recess any meeting from time to time, and the meeting may be held as adjourned or recessed without further notice, subject to such limitation as may be imposed under the laws of the State of Georgia. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally scheduled meeting.

(b)       If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Company’s Articles of Incorporation, a Bylaw of the Company adopted by its stockholders under Georgia Code Section 14-2-1021, or other applicable Georgia law, requires a greater number of affirmative votes.

(c)       The Board of Directors may, at any time prior to the holding of an annual or special meeting of stockholders and for any reasonable reason, postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders. An annual or special meeting may be adjourned or recessed from time to time for any reasonable purpose and to any other time and other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or the Board of Directors. For any adjournment, recess or postponement of an annual or special meeting, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before the adjournment, recess or postponement, unless a new record date for the adjourned, recessed or postponed meeting is or must be fixed pursuant to the laws of the State of Georgia. The failure to hold an annual or special meeting does not affect the validity of any corporate action.

II.7       Conduct of Meetings.

Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by a chairman of the meeting designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman of the meeting and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be opened and when the polls should be closed; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (ix) restricting the use of audio/video recording devices and cell phones; and (x) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

II.8       List of Stockholders.

At least one day before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder at the time and place of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

II.9       Action Without Meeting.

Any action required by the laws of the State of Georgia or the Articles of Incorporation to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding shares of stock entitled to vote on such action.

II.10       Notice of Stockholder Proposals and Director Nominations.

(a)       At any meeting of the stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting.

(b)       In the case of an annual meeting of stockholders of the Corporation, to be properly brought before the meeting, (i) nominations by stockholders for the election of directors (“Stockholder Director Nominations”) may be made only by a stockholder who is a stockholder of record as required pursuant to Article VII(a)(4) of the Articles of Incorporation and must be brought in accordance with the provisions contained in each of Article VII(a)(4) of the Articles of Incorporation and this Article II.10(b), which shall be the exclusive means for a stockholder to submit nominations for the election of directors before a meeting of stockholders; and (ii) submissions by stockholders of business or proposals to be considered at a meeting of stockholders (excluding Stockholder Director Nominations) (“Stockholder Proposals”) may be made only by stockholder who is a stockholder of record on the date of giving notice as required below and on the date of the meeting, and must be brought in accordance with the provisions contained in this Article II.10(b). In the case of a special meeting of stockholders of the Corporation, Stockholder Proposals may be brought before such meeting only upon a proper Special Meeting Request.

(i)       For Stockholder Director Nominations or Stockholder Proposals to be properly brought before a meeting of stockholders, a stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than 90 days in advance of such meeting. Such written notice must set forth:

(A)       in respect of any Stockholder Director Nomination, the information required by Article VII(a)(4) of the Articles of Incorporation;

(B)       as to each individual, if any, whom the stockholder proposes to nominate for election or reelection as a director (each a “Proposed Nominee”),

(1)       all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(2)       a written questionnaire with respect to the background and qualifications of Proposed Nominee and the background of any other person or entity on whose behalf the nomination is being made (which form the Proposed Nominee shall request from the Secretary and shall be provided by the Corporation within 10 days of such request); and

(3)       a written representation and agreement from each Proposed Nominee to the Board that (i)  such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given an commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or any other obligation that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) except as disclosed to the Corporation, such Proposed Nominee has not, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, (iii) such Proposed Nominee will, if elected as a director of the Corporation, comply with all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such Proposed Nominee would be in compliance with any such policies and guidelines that have been publicly disclosed, (iv) such Proposed Nominee intends to serve a full term, if elected as a director of the Corporation, and (v) such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make statements made, in light of the circumstances, not misleading;

(C)       as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(1)       the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such Company Security) in any Company Securities of any such person;

(2)       the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(3)       whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last 6 months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of Company Securities or (ii) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities;

(4)       any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and

(5)       the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each Stockholder Associated Person and each Proposed Nominee, if any;

(D)       a representation as to whether the stockholder intends or is a part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any Proposed Nominee or adopt any Stockholder Proposal and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such Proposed Nominee or Stockholder Proposal; and

(E)       in respect of any Stockholder Proposal, the text of such Stockholder Proposal (including the text of any resolutions proposed for consideration and, if the Stockholder Proposal includes a proposal to amend these Bylaws or the Articles of Incorporation, the language of the proposed amendment).

(ii)       A stockholder providing notice of a Stockholder Proposal or Stockholder Director Nomination, as applicable, shall supplement and update such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II.10(b) and, if applicable, Article VII(a)(4) of the Articles of Incorporation, shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such supplement and update shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting (in the case of the supplement and update required to be made as of the record date) and not later than 7 business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the supplement and update required to be made as of 10 business days prior to the meeting or any adjournment, recess or postponement thereof)).

(c)       No business shall be conducted and no proposal shall be considered at a meeting of the stockholders unless proposed in accordance with the procedures set forth in this Article II.10. The chairman of the meeting at any stockholders’ meeting may determine that any Stockholder Proposal or Stockholder Director Nomination was not made in accordance with the procedures prescribed in these Bylaws or the Articles of Incorporation or is otherwise not in accordance with applicable law, and if it is so determined, the chairman of the meeting shall so declare at the meeting and the Stockholder Proposal or Stockholder Nomination shall be disregarded.

(d)       The Corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation. Unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) making a Stockholder Director Nomination or Stockholder Proposal under this Article II.10 does not appear at a meeting of stockholders to present such Stockholder Director Nomination or Stockholder Proposal, such Stockholder Director Nomination shall be disregarded and the proposed business of such Stockholder Director Nomination or Stockholder Proposal, as the case may be, shall not be transacted, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Article II.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(e)       For the purpose of this Article II.10, “Stockholder Associated Person” with respect to any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner (as that term is defined in Section 13 of and Regulation 13D under the Exchange Act of shares of stock or other securities of the Corporation owned of record or beneficially by such stockholder, whether or not having any voting rights, and (iii) any affiliate (as that term is defined in Rule 405 under the Securities Act of

1933, as heretofore or hereafter amended, or any successor rule) of such stockholder or any of such stockholder’s Stockholder Associated Persons.

(f)       Nothing in this Article II.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Article III
BOARD OF DIRECTORS

III.1       Powers.

The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Georgia, subject to such limitations as may be provided by the Articles of Incorporation or these Bylaws.

III.2       Number, Qualification and Term.

The number of directors shall be not less than 3 and not more than 12, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, as provided in the Articles of Incorporation.

Directors shall be of full age, and no person shall be nominated for the Board of Directors who shall have attained the age of 70 on or before the annual meeting of stockholders at which directors are elected, provided, however, under special conditions in the best interests of the Corporation, as determined by the Board of Directors or the stockholders, a person may be nominated for the Board of Directors who has attained the age of 70 before such meeting. Directors need not be residents of the State of Georgia.

A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated, in accordance with the Corporation’s policy, a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article VII(a)(4) of the Articles of Incorporation and Article II.10(b) of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Each director shall serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in the Articles of Incorporation and these Bylaws. In case of an increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these Bylaws.

The Board of Directors may, by majority vote, elect a Chairman of the Board of Directors. The Chairman shall be a member of the Board and shall preside at all meetings of the stockholders, subject to Article 11.7 of these Bylaws, and of the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.

III.3       Compensation.

The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or any committee thereof, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or a committee thereof.

III.4       Meetings and Quorum.

Meetings of the Board of Directors may be held either in or outside of the State of Georgia. A quorum shall be one-third of the number of directors then fixed in the manner provided in Article III.2 of these Bylaws but not less than two directors. The act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at any meeting, the Directors who are present may adjourn, recess or postpone the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained, subject to such limitation as may be imposed under the laws of the State of Georgia.

The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these Bylaws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business.

The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the Chairman of the Board of Directors or the President and must be called by the Chairman of the Board, the President, the Secretary or an Assistant Secretary upon the request of at least three directors.

Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his residence or business address at least 2 days before the meeting or by delivering the same to him personally or by email, telephone, facsimile transmission or telegraph at least 1 day before the meeting, unless the Chairman of the Board or the President determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairman of the Board of Directors, the President, the Secretary or an Assistant Secretary, as the case may be, may prescribe a shorter notice to be given personally or by email, telephone, telegraph, cable or facsimile transmission to all or any one or more of the directors at their respective residences or places of business. Notice will be deemed to have been given at the time it is mailed, postage-prepaid, or sent by telegraph, cable or facsimile transmission, or given by telephone, as the case may be.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Georgia, the Articles of Incorporation or the Board of Directors.

III.5       Executive Committee.

The Board of Directors, by resolution adopted by a majority of the number of directors then fixed in the manner provided in Article III.2 of these Bylaws, may provide for an Executive Committee of three or more directors and shall elect the members thereof to serve during the pleasure of the Board of Directors. The Executive Committee shall elect its own chairman, unless a chairman has been designated by the Board of Directors. Special meetings of the Executive Committee may be called by the chairman of the committee or by the Board of Directors, and notice of meetings of the Executive Committee shall be given by the chairman of the committee or by the Secretary, in the manner provided in Article III.4 of these Bylaws for notice of meetings of the Board of Directors.

The Board of Directors may at any time change the membership of the Executive Committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the Executive Committee, or dissolve it.

During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation to the extent authorized by resolution adopted by a majority of the number of directors then fixed in the manner provided in Article III.3, subject to such limitations as may be imposed by the laws of the State of Georgia.

Except as inconsistent with these Bylaws or the resolution of the Board of Directors from time to time, the Executive Committee may determine its rules of procedure and the notice to be given of its meeting, and it may appoint such sub-committees as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. The Executive Committee shall keep minutes of its meetings and shall report the same to the Board of Directors.

III.6       Other Committees.

The Board of Directors may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

Each such committee shall elect its own chairman, unless a chairman has been designated by the Board of Directors.

Except as inconsistent with these Bylaws or the resolution of the Board of Directors from time to time, each such committee may determine its rules of procedure and the notice to be given of its meeting, and it may appoint such committees as it shall from time to time deem necessary. Special meetings of any such committee may be called by the chairman of that committee or by the Board of Directors, and notice of any meeting of any such committee shall be given by the chairman of that committee or by the Secretary in the manner provided in Article III.4 of these Bylaws for notice of meetings of the Board of Directors. A majority of the members of any such committee then in office shall constitute a quorum. Each such committee shall keep minutes of its meetings and report the same to the Board of Directors.

III.7       Conference Telephone Meetings.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

III.8       Action Without Meeting.

To the extent authorized by Georgia law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Director or committee.

Article IV
OFFICERS

IV.1       Titles and Election.

The officers of the Corporation shall be the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, one or more Vice Presidents, the Secretary and the Treasurer, who shall have such authority and perform such duties as may be prescribed by the Board of Directors or as otherwise provided in these Bylaws.

The Board of Directors, in its discretion, may also at any time elect or appoint such other officers as it may deem advisable, each of whom shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or, if not prescribed or determined by the Board of Directors, as the Chairman of the Board, the President or the then senior executive officer may prescribe or determine. The Board of Directors may assign such additional titles and duties to one or more of the officers as it shall deem appropriate. Any person may hold more than one office if the duties can be consistently performed by the same person.

The officers of the Corporation shall be appointed by the Board of Directors from time to time. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his earlier resignation, removal or other termination of his employment.

The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the Board may require.

IV.2       Duties.

Subject to such extension, limitations, and other provisions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a)       Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a director and, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.

(b)       Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall be a director and, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.

(c)       President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his office and shall perform such other duties as the Board of Directors shall specify from time to time. In the absence or disability of the Chairman of the Board, the President shall perform those duties of the Chairman of the Board not assigned to the Vice-Chairman of the Board, unless otherwise provided by the Board of Directors.

(d)       Vice President. The Vice President or Vice Presidents shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President. Any Vice President may have the title of Executive Vice President, Senior Vice President, Assistant Vice President or such other title deemed appropriate by the Board of Directors from time to time.

In the absence or disability of the President, the Vice Presidents in order of seniority may, unless otherwise determined by the Board of Directors or the Chairman of the Board, exercise the powers and perform the duties pertaining to the office of the President.

(e)       Secretary. The Secretary, or in his absence an Assistant Secretary, shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, cause all notices to be duly given to and served on the stockholders and directors, attend to such correspondence as may be assigned to him, keep or cause to be kept in safe custody the seal and corporate records of the Corporation and affix such seal to all such instruments properly executed as may require it, have general charge of the stock transfer books of the Corporation and shall in general perform all duties incident to his office, and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors, the Chairman of the Board or the President.

In the absence or disability of the Secretary, the Assistant Secretary, or if there he more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if no such determination has been made, in the order of their election, shall perform the duties and exercise the powers of the Secretary. Each Assistant Secretary also shall perform such other duties and have such other powers as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the President.

(f)       Treasurer. The Treasurer shall have the care and custody of and be responsible for the monies, funds, securities, financial records and other valuable papers of the Corporation (other than his own bond, if any, which shall be in the custody of the President); shall keep full and accurate accounts of receipts and disbursements and shall render account thereof whenever required by the Board of Directors, the Chairman of the Board or the President; shall have and perform, under the supervision of the Board of Directors, the Chairman of the Board and the President all the powers and duties commonly incident to his office; shall deposit or cause to be deposited all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors, the Chairman of the Board or the President; may endorse for deposit or collection all checks, notes, and similar instruments payable to the Corporation or to its order; and shall have such other duties as may be prescribed or determined from time to time by the Board of Directors, the Chairman of the Board or the President.

In the absence or disability of the Treasurer, the Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if no such determination has been made, in the order of their election, shall perform the duties and exercise the powers of the Treasurer and such other duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

IV.3       Chief Executive Officer and Chief Operating Officer.

In its discretion, the Board of Directors may designate either the Chairman of the Board or the President to serve as the Chief Executive Officer or the Chief Operating Officer, or both, of the Corporation.

The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation and have the powers and duties otherwise customary to the office.

The Chief Operating Officer shall, subject to the direction and control of the Board of Directors, have general supervision, management and control of the operations and personnel of the Corporation and the powers and duties otherwise customary to the office.

IV.4       Chief Financial Officer and Chief Accounting Officer.

In its discretion, the Board of Directors may at any time designate any officer as the Chief Financial Officer, the Chief Accounting Officer, or both, of the Corporation.

IV.5       Delegation of Authority.

The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

IV.6       Compensation.

The compensation of the officers shall be fixed by the Board of Directors or a committee thereof and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

Article V
RESIGNATIONS, VACANCIES AND REMOVALS

V.1       Resignations.

Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

V.2       Vacancies.

(a)       Directors. Any vacancy in the Board of Directors caused by reason of death, incapacity, resignation, removal, increase in the authorized number of directors or otherwise may be filled by a majority vote of the remaining directors though less than a quorum, or by the sole remaining director.

Any director so elected by the Board of Directors shall serve until the next annual meeting of stockholders at which directors of the class in which such director serves are to be elected and until the election and qualification of his successor or until his earlier death, resignation or removal as provided in the Articles of Incorporation or these Bylaws. The Board of Directors also may reduce their authorized number by the number of vacancies in the Board, provided such reduction does not reduce the Board to less than the minimum authorized by the laws of the State of Georgia or the Articles of Incorporation, or to less than the number of directors then in office.

(b)       Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

V.3       Removals.

(a)       Directors. The entire Board of Directors, or any individual member thereof, may be removed only as provided in the Articles of Incorporation.

(b)       Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor.

Article VI
CAPITAL STOCK

VI.1       Certificates of Stock.

Shares of the Corporation’s stock may be certified or uncertificated, as provided under Georgia law. Any certificates shall be signed by the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. If and to the extent permitted by Georgia law, any or all of such signatures may be in facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the Corporation may from time to time be traded.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

VI.2       Transfer of Stock.

Shares of the capital stock of the Corporation shall be transferable upon the books of the Corporation upon (i) the surrender of the certificate or certificates properly assigned and endorsed for transfer, or (ii) after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

VI.3       Stock Transfer Records.

Unless the Corporation has a stock transfer agent to keep such records, the Secretary shall keep a stock book or books containing the names, alphabetically arranged, with the address of every stockholder showing the number of shares of each kind, class or series of stock held of record.

The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

VI.4       Record Dates.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, recess or postponement thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall fix in advance a record date which, in the case of a meeting, shall not be less than 10 nor more than 70 days prior to the scheduled date of such meeting and which, in the case of any other action, shall be not more than 70 days prior to any such action permitted by the laws of the State of Georgia.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment, recess or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned, recessed or postponed meeting.

VI.5       Lost Certificates.

In case of loss, mutilation or destruction of a stock certificate, a duplicate certificate (or uncertificated shares in lieu of a new certificate) may be issued upon such terms as may be determined or authorized by the Board of Directors, the Chairman of the Board or the President.

Article VII
FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

VII.1       Fiscal Year.

The fiscal year of the Corporation shall end on the first Tuesday following May 30 each year, unless otherwise fixed by resolution of the Board of Directors.

VII.2       Bank Deposits, Checks, Etc.

The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

Article VIII
BOOKS AND RECORDS

VIII.1       Place of Keeping Books.

The books and records of the Corporation may be kept in or outside of the State of Georgia, as the Board of Directors may from time to time determine.

VIII.2       Examination of Books.

Except as may otherwise be provided by the laws of the State of Georgia, the Articles of Incorporation or these Bylaws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the Board of Directors.

Article IX
NOTICES

IX.1       Requirements of Notice.

Whenever notice is required to be given by statute, the Articles of Incorporation or these Bylaws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

IX.2       Waivers.

Any stockholder, director or officer may, in writing delivered via first class mail, hand-delivery or facsimile transmission or by telegram or cable, at any time waive any notice or other formality required by statute, the Articles of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the Articles of Incorporation or these Bylaws.

Article X
SEAL

The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the words “Corporate Seal” or “Seal” enclosed in parentheses.

In the absence of the Secretary, any other officer of the Corporation may affix and attest the seal of the Corporation to any instrument requiring it, unless otherwise provided by resolution of the Board of Directors.

Article XI
POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

In the absence of any action by the Board of Directors, any officer of the Corporation may execute for and on behalf of the Corporation waivers of notice of meetings of stockholders and proxies for such meetings of any company in which the Corporation may hold voting securities.

Article XII
INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS

XII.1       Indemnified Actions.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, and whether external or internal to the Corporation (including a judicial action or suit brought by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an “Agent”), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Corporation or subjected to injunctive relief in favor of the Corporation: (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions pursuant to Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which he received an improper personal benefit.

XII.2       Indemnification Against Expenses of Successful Party.

Notwithstanding the other provisions of this Article XII, to the extent that an Agent has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses incurred in connection therewith.

XII.3       Advances of Expenses.

Expenses incurred in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall provide the Corporation with (1) a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in any of the clauses (i) through (iv) of Article XII.1 of these Bylaws, and (2) a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under Article XII.1 of these Bylaws.

XII.4       Right of Agent to Indemnification Upon Application; Procedure Upon Application.

Any indemnification under Articles XII.1 and XII.2 of these Bylaws or advance under Article XII.3 of these Bylaws shall be made promptly and in any event within 45 days after receipt of the written request of the Agent, unless the Agent is not entitled to such indemnification or advance pursuant to the terms of such Articles. The right to indemnification or advances as granted by this Article XII shall be enforceable by the Agent in any court of competent jurisdiction if the Corporation denies the claim, in whole or in part, or if no disposition of such claim is made within 45 days of the Agent's request. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

XII.5       Other Rights and Remedies.

The indemnification provided by this Article XII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of Agents shall be made to the fullest extent permitted by law. All rights to indemnification under this Article XII shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the Georgia Business Corporation Code and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

XII.6       Insurance of Agents.

To the extent permitted by Georgia law, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

XII.7       Certain Definitions.

For purposes of this Article XII, references to the “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries.

XII.8       Indemnification and Insurance of Other Persons.

The provisions of this Article XII shall not be deemed to preclude the Corporation from either indemnifying or purchasing and maintaining insurance on behalf of, or both, any person who is not an Agent but whom the Corporation has the power or obligation to indemnify or insure under the provisions of the Georgia Business Corporation Code or otherwise. The Corporation may, in its sole discretion, indemnify or insure, or both, an employee, trustee or other agent as permitted by the Georgia Business Corporation Code. The Corporation shall indemnify or insure any employee, trustee or other agent where required by law.

XII.9       Survival of Indemnification.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such Agent.

XII.10       Savings Clause.

If this Article XII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated or by any other applicable law.

Article XIII
AMENDMENTS

Unless otherwise provided by law, the Articles of Incorporation or another provision of these Bylaws, these Bylaws may be amended or repealed either:

(a)       at any meeting of stockholders at which a quorum is present by vote of the holders of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Articles II.4 and II.5 of these Bylaws, or

(b)       at any meeting of the Board of Directors by a majority vote of the directors then in office; provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.

Article XIV
FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Metro Atlanta Business Case Division of the Fulton County Superior Court, State of Georgia (or if such court lacks jurisdiction, the United States District Court for the Northern District of Georgia, or if such court lacks jurisdiction, the state courts of the State of Georgia) shall to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the laws of the State of Georgia or the Articles of Incorporation or these Bylaws (in each case, as they may be amended from time to time), and (iv) any action asserting a claim governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV. If any provision or provisions of this Article XIV shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIV (including, without limitation, each portion of any sentence of this Article XIV containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding paragraph (a “Foreign Action”) is filed in a court (a “Foreign Court”) other than one of the courts listed in the preceding paragraph (the “Chosen Courts”) in the name of any stockholder of the Corporation, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such Foreign Court to enforce the provisions of the preceding paragraph and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.